EXHIBIT 2.5.2
FORM OF
SWING LOAN REQUEST

TO:	PNC Bank, National Association, as Administrative Agent PNC Firstside Center 500 First Avenue, 4th Floor
Mail Stop: P7-PFSC-04-I
Pittsburgh, PA 15219
Telephone No.: (412) 762-6442
Telecopier No.: (412) 762-8672
Attention: Agency Services

FROM:	Black Box Corporation, a Delaware corporation (the "Borrower")

RE:
Credit Agreement (as it may be amended, modified, supplemented or restated, the "Credit Agreement"), dated May 9, 2016, by and among the Borrower, the Guarantors (as defined therein) party thereto, the Lenders (as defined therein) party thereto, and PNC Bank, National Association ("PNC Bank"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent")

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

A.	Pursuant to Section 2.5.2 [Swing Loan Requests] of the Credit Agreement, the undersigned irrevocably requests:

1.
New Swing Loans. Such Swing Loan shall have a Borrowing Date of ___________________ (which date shall be the Business Day of receipt by the Administrative Agent by 12:00 noon, Eastern Time, of this Swing Loan Request for making a new Swing Loan).

2.
Such Swing Loan is in the principal amount of $____________________ [in integral multiples of One Hundred Thousand and 00/100 Dollars ($100,000.00) and not less than Five Hundred Thousand Dollars ($500,000.00)].

B.
As of the date hereof and the date of making of the above-requested Loans (and after giving effect thereto): the Loan Parties have performed and complied with all covenants and conditions of the Credit Agreement; all of the Loan Parties' representations and warranties therein are true and correct; no Event of Default or Potential Default has occurred and is continuing or shall exist; and the making of such Loan shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders; and the making of any Swing Loan shall not cause (i) the aggregate amount of the Revolving Credit Loans from any Lender to exceed such Lender's Revolving Credit Commitment minus

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such Lender's Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations and (ii) the Revolving Facility Usage to exceed the Revolving Credit Commitments.

C.	The undersigned hereby irrevocably requests [check one box below and fill in blank space next to the box as appropriate]:
☐    Funds to be deposited into a PNC Bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $______________, OR
☐    Funds to be wired per the following wire instructions:
Amount of Wire Transfer : $
Bank Name:
ABA:
Account Number:
Account Name:
Reference:
☐    Funds to be wired per the attached Funds Flow (multiple wire transfers)
[INTENTIONALLY LEFT BLANK]

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The undersigned certifies to the Administrative Agent and the Lenders as to the accuracy of the foregoing.

BORROWER:
Black Box Corporation, a Delaware corporation

By:
Name:
Title:

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